UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 AMENDED FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 19, 2005 (Date of earliest event reported)
Montpellier Group, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50103 (Commission File Number)	71-911780705 (IRS Employer Identification Number)

15321 Main St. NE. 152, Duvall, WA (Address of principal executive offices)		98019 (Zip Code)
(425)-844-2535 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2005, the Registrant entered into an Agreement and Plan of Merger (the "Agreement") with International Gold Resources, Inc. ("IGR"), a Nevada corporation. There are no material relationships by and among the parties to the Agreement. Under the terms of the Agreement, IGR will merge into the Registrant, and the Registrant shall be the surviving corporation. Each existing shareholder of IGR shall exchange their outstanding shares of IGR for an equal number of shares of Montpellier.

Section 2- Financial Information

2.01 Completion of Acquisition or Disposition of Assets

On August 19, 2005, the Agreement and Plan of Merger was completed. Under the terms of the Agreement, each shareholder of IGR shall exchange their outstanding shares of IGR for an equal number of shares of the Registrant. All shares of IGR exchanged shall be cancelled on the books and records of IGR. All shares of the Registrant issued to IGR shareholders in exchange for IGR shares shall be issued pursuant to Regulation D of the Securities Act of 1933 and shall be a restrictive legend. Restricted shares may only be sold or otherwise transferred if registered or if an exemption from registration is available. At the close of business on August 19, 2005, IGR will be merged into the Registrant, and the Registrant will be the surviving corporation. Each corporation will file Articles of Merger with their respective states of incorporation.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Financial Statements of business acquired are hereto attached.

Exhibits

a. Exhibit 2, Agreement and Plan of Merger, previously filed.
SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 2, 2005	MONTPELLIER GROUP, INC. By: Roland Vetter, President